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                                                                    Exhibit 16.1



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

May 16, 2002



Dear Sir/Madam:

We have read the third and fourth paragraphs of Item 4 included in the Form 8-K dated May 16, 2002, of Intermedia Communications Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

Arthur Andersen LLP


Copy to:
Scott D. Sullivan, Chief Financial Officer
Intermedia Communications Inc.